Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Announces Partnership to Support Uptake of EXPAREL® Among the Orthopedic Marketplace

Five-year arrangement with CrossLink Bioscience, LLC follows initial pilot program

PARSIPPANY, N.J., October 1, 2013 — Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today announced the initiation of a five-year promotion arrangement with CrossLink Bioscience, LLC, an orthopedic device distributor based in Atlanta. Under the agreement, CrossLink will act as a local agent as well as a lead partner in current collaboration with additional distributors in select markets across the United States to promote and sell EXPAREL® (bupivacaine liposome injectable suspension) for postsurgical pain management following orthopedic procedures.

Distributors representing several orthopedic manufacturers with exclusive territory designations participated in a pilot program, which began in April 2013. The formal Pacira and CrossLink partnership represents an extension of that initial program, aimed at addressing the growing interest in EXPAREL among orthopedic customers.

“The ability to provide patients with up to 72 hours of non-opioid postsurgical pain control without the need for catheters or external devices—which can limit mobility and delay the ambulation that we know is critical to the rehabilitation process following orthopedic procedures—makes EXPAREL an important option for patient care,” said Dave Stack, president, chief executive officer and chairman of Pacira. “This collaborative effort allows Pacira to partner with several hundred orthopedic distributor representatives who cover select geographies in the United States.”

Under the terms of the agreement, CrossLink is compensated on a variable cost basis, based on performance in designated hospitals and geography, reported monthly to Pacira. The parties may elect, by mutual agreement, to add additional orthopedic distributors and/or geographies to the five-year agreement. In addition, Pacira and Crosslink have mutual termination rights under the agreement, with Pacira having unilateral termination rights under certain circumstances. The agreement also permits Pacira to terminate without cause effective September 30, 2016, subject to certain terms and conditions.

To further support this interest in EXPAREL among orthopedic surgeons, Pacira Professional Services and Surgical Account Specialists will also expand their education, promotion and selling to surgeons managing pain in orthopedic procedures.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) is an emerging specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s current emphasis is the development of non-opioid products for postsurgical pain control, and its lead product, EXPAREL® (bupivacaine liposome injectable suspension), was commercially launched in the United States in April 2012. EXPAREL and two other products have utilized the Pacira proprietary product delivery technology DepoFoam®, a unique platform that encapsulates drugs without altering their molecular structure and then releases them over a desired period of time. Additional information about Pacira is available at www.pacira.com.

About CrossLink

CrossLink Bioscience, LLC is a subsidiary of CrossLink Life Sciences, LLC, one of the largest orthopedic and spine device distributorships in the United States.  Over the past 35 years CrossLink has built a world class specialty sales organization, formed lasting partnerships with the world’s foremost medical device innovators, and provided superior service to world renowned healthcare providers with a foundational goal of improving patient outcomes.  Additional information about CrossLink is available at www.crosslinklifesciences.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. The product combines bupivacaine with DepoFoam, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting in the same fashion as current local anesthetics. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing analgesia with reduced opioid requirements for up to 72 hours. Pivotal studies have demonstrated the safety and efficacy of EXPAREL in patients undergoing bunionectomy or hemorrhoidectomy procedures and additional studies are underway to further demonstrate the safety and efficacy in other procedures. Additional information is available at www.EXPAREL.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. EXPAREL has not been studied for use in patients younger than 18 years of age. Non-bupivacaine-based local anesthetics, including lidocaine, may cause an immediate release of bupivacaine from EXPAREL if administered together locally. The administration of EXPAREL may follow the administration of lidocaine after a delay of 20 minutes or more. Other formulations of bupivacaine should not be administered within 96 hours following administration of EXPAREL. Monitoring of cardiovascular and neurological status, as well as vital signs should be performed during and after injection of EXPAREL as with other local anesthetic products. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Patients with severe hepatic disease, because of their inability to metabolize local anesthetics normally, are at a greater risk of developing toxic plasma concentrations. In clinical trials, the most common adverse reactions (incidence greater-than or equal to 10%) following EXPAREL administration were nausea, constipation, and vomiting.

Please see the full Prescribing Information for more details available at http://www.exparel.com/pdf/EXPAREL_Prescribing_Information.pdf.

Forward Looking Statements

Any statements in this press release about our future expectations, plans and prospects, including statements about our plans and expectations regarding EXPAREL, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of our sales efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and our ability to serve those markets; our plans to expand the indications of EXPAREL to include nerve block, including the timing and success of an sNDA; our plans to continue to manufacture and provide support services for our commercial partners who have licensed DepoCyt(e); our commercialization and marketing capabilities; and other factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts:

Company Contact:

Pacira Pharmaceuticals, Inc.

Jessica Cho, (973) 254-3574

Media Contact:

Pure Communications, Inc.

Susan Heins, (864) 286-9597

sjheins@purecommunicationsinc.com

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